EXHIBIT 23(c)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of MGM MIRAGE on Form S-3 of our report dated January 28, 2004, except for Note 18, as to which the date is February 10, 2004, in the Annual Report on Form 10-K of MGM MIRAGE for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP Las Vegas, Nevada
February 13, 2004